UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

MYERS INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 253-5592

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

        On October 19, 2009, Buckhorn Rubber Products Inc., a subsidiary of Buckhorn Inc., and Michigan Rubber Products, Inc., a subsidiary of MYE Automotive, Inc., entered into an agreement to sell certain of its assets used to provide engineering and manufacturing of rubber original equipment parts for automotive, heavy truck, agriculture and construction markets to Zhongding Sealing Parts (USA), Inc. for approximately $10 million. This transaction closed on October 30, 2009. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits – The following exhibits are furnished as part of this Current Report on Form 8-K:

99.1 Press Release dated November 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE November 2, 2009	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President, Chief Financial Officer and Corporate Secretary